                                                                  EXHIBIT 10.33


                            ASSET PURCHASE AGREEMENT


                                      AMONG


                          TRANSWORLD ACQUISITION CORP.,

                                    AS BUYER,


                        TRANSWORLD HOME HEALTHCARE, INC.,

                         THE SOLE STOCKHOLDER OF BUYER,


                     U.S. HOMECARE INFUSION THERAPY SERVICES
                           CORPORATION OF NEW JERSEY,

                                   AS SELLER,


                                       AND


                            U.S. HOMECARE CORPORATION

                         THE SOLE STOCKHOLDER OF SELLER




     -----------------------------------------------------------------------

                          DATED AS OF OCTOBER 31, 1996

     -----------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT


                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
ARTICLE I             DEFINITIONS................................................................................   1

        SECTION 1.1  Definitions.................................................................................   1
        SECTION 1.2  Interpretation..............................................................................   6

ARTICLE II            PURCHASE AND SALE; CLOSING.................................................................   6

        SECTION 2.1  Purchase and Sale of Purchased Assets.......................................................   6
        SECTION 2.2  Transfer, Assignment and Conveyance of Purchased Assets.....................................   8
        SECTION 2.3  Excluded Assets.............................................................................   9
        SECTION 2.4  Purchase Price..............................................................................   9
        SECTION 2.5  Assumption of Liabilities...................................................................   9
        SECTION 2.6  Closing.....................................................................................  10
        SECTION 2.7  Purchase of Additional Assets...............................................................  10
        SECTION 2.8  Collection of Existing A/R..................................................................  10
        SECTION 2.9  Certain Employees; Use of Facilities........................................................  11
        SECTION 2.10  Certain Nursing Services...................................................................  12
        SECTION 2.11  Effective Date.............................................................................  13

ARTICLE III           REPRESENTATIONS AND WARRANTIES
                        OF SELLER AND THE STOCKHOLDER............................................................  14

        SECTION 3.1  Authority Relative to this Agreement........................................................  14
        SECTION 3.2  No Conflicts; Consents......................................................................  15
        SECTION 3.3  Corporate Existence and Power...............................................................  15
        SECTION 3.4  Subsidiaries................................................................................  15
        SECTION 3.5  Charter Documents and Corporate Records.....................................................  16
        SECTION 3.6  Financial Statements........................................................................  16
        SECTION 3.7  Absence of Certain Changes..................................................................  17
        SECTION 3.8  Properties..................................................................................  19
        SECTION 3.9  Contracts...................................................................................  19
        SECTION 3.10  Intangible Property........................................................................  22
        SECTION 3.11  Claims and Proceedings.....................................................................  23
        SECTION 3.12  Restrictions on Business Activities........................................................  23
        SECTION 3.13  Taxes......................................................................................  23

                                                                                                                  Page
                                                                                                                  ----
        SECTION 3.14  Employee Benefits Plans....................................................................  24
        SECTION 3.15  Officers, Directors and Key Employees......................................................  26
        SECTION 3.16  Employment Related Matters.................................................................  26
        SECTION 3.17  Potential Conflicts of Interest............................................................  27
        SECTION 3.18  Insurance..................................................................................  27
        SECTION 3.19  Suppliers, Customers and Contractors.......................................................  28
        SECTION 3.20  Compliance with Laws.......................................................................  28
        SECTION 3.21  Permits....................................................................................  29
        SECTION 3.22  Finders; Fees..............................................................................  29
        SECTION 3.23  Depositaries...............................................................................  29
        SECTION 3.24  Disclosure.................................................................................  29

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF BUYER....................................................  30

        SECTION 4.1  Corporate Existence and Power...............................................................  30
        SECTION 4.2  Authority Relative to This Agreement........................................................  30
        SECTION 4.3  No Conflicts; Consents......................................................................  30
        SECTION 4.4  Litigation..................................................................................  31
        SECTION 4.5  Finders; Fees...............................................................................  31
        SECTION 4.6  Disclosure..................................................................................  31

ARTICLE V             COVENANTS AND AGREEMENTS...................................................................  31

        SECTION 5.1  Conduct of Business.........................................................................  31
        SECTION 5.2  Corporate Examinations and Investigations...................................................  33
        SECTION 5.3  Additional Financial Statements.............................................................  33
        SECTION 5.4  Filings and Authorizations..................................................................  34
        SECTION 5.5  Efforts to Consummate.......................................................................  34
        SECTION 5.6  Negotiations With Others....................................................................  35
        SECTION 5.7  Notices of Certain Events...................................................................  35
        SECTION 5.8  Public Announcements........................................................................  36
        SECTION 5.9  Confidentiality.............................................................................  36
        SECTION 5.10  Bulk Sales.................................................................................  37
        SECTION 5.11  Use of Name................................................................................  37
        SECTION 5.12  Certain Expenses...........................................................................  37
        SECTION 5.13  Tax Matters................................................................................  37

ARTICLE VI            CONDITIONS TO CLOSING......................................................................  38

                                                                                                                  Page
                                                                                                                  ----
        SECTION 6.1  Conditions to the Obligations of Seller and Buyer...........................................  38
        SECTION 6.2  Conditions to the Obligations of Seller.....................................................  39
        SECTION 6.3  Conditions to the Obligations of Buyer......................................................  40

ARTICLE VII           INDEMNIFICATION............................................................................  41

        SECTION 7.1  Survival of Representations and Warranties..................................................  41
        SECTION 7.2  Obligation of Seller to Indemnify...........................................................  42
        SECTION 7.3  Obligation of Buyer to Indemnify............................................................  42
        SECTION 7.4  Notice and Opportunity to Defend Third Party Claims.........................................  43
        SECTION 7.5  Limits on Indemnification...................................................................  43

ARTICLE VIII          TERMINATION................................................................................  44

        SECTION 8.1  Termination.................................................................................  44
        SECTION 8.2  Effect of Termination; Right to Proceed.....................................................  44

ARTICLE IX            LIQUIDATED DAMAGES.........................................................................  45

ARTICLE X             MISCELLANEOUS..............................................................................  45

        SECTION 10.1  Notices....................................................................................  45
        SECTION 10.2  Entire Agreement...........................................................................  46
        SECTION 10.3  Waivers and Amendments; NonContractual Remedies; Preservation
                      of Remedies................................................................................  46
        SECTION 10.4  Governing Law..............................................................................  47
        SECTION 10.5  Consent to Jurisdiction and Service of Process.............................................  47
        SECTION 10.6  Designated Buyer...........................................................................  47
        SECTION 10.7  Binding Effect; No Assignment..............................................................  47
        SECTION 10.8  Severability...............................................................................  48
        SECTION 10.9  Counterparts ..............................................................................  48

                                    SCHEDULES


Schedule 2                       Bill of Sale
Schedule 2.3                     Excluded Assets
Schedule 2.4(b)                  Allocation of Purchase Price
Schedule 2.5                     Assumption Agreement
Schedule 2.5(a)                  Assumed Liabilities
Schedule 2.9(a)                  Retained Employees
Schedule 2.9(d)                  Exceptions to Transition Costs
Schedule 2.11                    October Expenses
Schedule 3.2                     Required Consents
Schedule 3.5                     Exception to Records
Schedule 3.6(b)                  Other Liabilities
Schedule 3.6(d)                  Debt
Schedule 3.7                     Recent Developments
Schedule 3.8(a)                  Real Property
Schedule 3.8(b)                  Tangible Property
Schedule 3.8(c)                  Other Personal Property
Schedule 3.9                     Contracts
Schedule 3.10                    Intangible Property
Schedule 3.11                    Claims and Proceedings
Schedule 3.13                    Tax Matters
Schedule 3.14(a)                 Employee Benefit Plans
Schedule 3.14(e)                 Multiemployer Plans
Schedule 3.15                    Officers, Directors and Key Employees
Schedule 3.16                    Employment-Related Matters
Schedule 3.17                    Potential Conflicts of Interest
Schedule 3.18                    Insurance Policies, Fidelity, and Surety Bonds
Schedule 3.19                    Suppliers and Customers
Schedule 3.20                    Cost Reports
Schedule 3.21                    Permits
Schedule 3.22                    Finders Fees
Schedule 3.23                    Depositories
Schedule 4.3                     Buyer's Consents
Schedule 6.2(d)(iv)              Form of Buyer's Opinion
Schedule 6.3(e)(iv)              Form of Sellers' Opinion
Schedule 6.3(f)                  Form of Covenant Not to Compete

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT dated as of October 31, 1996 among Transworld Acquisition Corp., a Delaware corporation ("Buyer"), Transworld Home HealthCare, Inc., a New York corporation ("Transworld"), U.S. HomeCare Infusion Therapy Services Corporation of New Jersey, a New Jersey corporation ("Seller,") and U.S. HomeCare Corporation, a New York corporation, the sole security holder of Seller (the "Stockholder").


                              W I T N E S S E T H:


         WHEREAS, Seller is engaged in the business of providing infusion therapy products and related skilled nursing and other related services to patients in the home (the "Business"); and

         WHEREAS, Buyer wishes to purchase from Seller and Seller wishes to sell to Buyer, in accordance with the terms and subject to the conditions of this Agreement, certain of the assets, properties and rights belonging to Seller that are used in or pertain to the Business.


         NOW, THEREFORE, in consideration of the mutual promises, covenants and other agreements contained herein, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION I. 1 Definitions. (a) The following terms, as used herein, have the following meanings:

         "Acquisition Proposal" shall mean any proposal for the acquisition of, or merger or other business combination involving, Seller or the sale of any equity interest in, or a substantial portion of the assets of, Seller other than the transactions by Buyer as contemplated by this Agreement.

         "Affiliate" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

         "Agreement" or "this Agreement" shall mean, and the words "herein", "hereof" and "hereunder" and words of similar import shall refer to, this agreement, and the Schedules and Exhibits hereto, as the same from time to time may be amended.

         "Assumption Agreement" shall mean the Assumption Agreement in the form of Schedule 2.5 between Seller and Buyer.

         "Audit" or "audited" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent public accountants in accordance with GAAP consistently applied for the purpose of expressing an opinion thereon.

         "Balance Sheet" shall mean the balance sheet of Seller included in their unaudited financial statements as at and for the year ended December 31, 1995.

         "Balance Sheet Date" shall mean December 31, 1995.

         "Bill of Sale" shall mean the Bill of Sale in the form of Schedule 2 hereto.

         "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, the City of New York, are authorized or obligated by law or executive order to close.

         "Business Employees" shall mean the employees of Seller.

         "Buyer's Accountants" shall mean Coopers & Lybrand LLP or such other firm of independent auditors selected by Buyer.

         "Certificate of Incorporation" shall mean the certificate of incorporation, articles of incorporation or charter of a corporation howsoever denominated under the laws of the jurisdiction of its organization.

         "Close of Business" on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that if such date is not a Business Day, "Close of Business" shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         The term "control", with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Escrow Agent" shall mean Brobeck, Phleger & Harrison LLP and each successor Escrow Agent appointed in accordance with the provisions of the Escrow Agreement.

         "Escrow Agreement" shall mean the Escrow Agreement dated October 9, 1996 hereto among Transworld, Seller, Stockholder, Escrow Agent and Sanders Morris Mundy Inc.

         "Existing A/R" shall mean the accounts receivable of Seller pertaining to goods sold and services performed on or prior to the Closing Date, whether or not an invoice has been submitted for such goods and services as of the Closing Date.

         "GAAP" shall mean generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or as may be generally accepted by the accounting profession of the United States.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "IRS" shall mean the Internal Revenue Service.

         "Liability" shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

         "Lien" shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

         "1933 Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

         "Net Book Value" shall mean with respect to any asset, the depreciated book value of such asset as of the Effective Date, determined in accordance with GAAP.

         "October Net Revenues" shall mean the gross revenues generated by the Business (net of normal and other contractual allowances determined on a basis consistent with prior periods) and exclusive of extraordinary items and charges or credits relating to other periods during the period from October 1, 1996 through Closing.

         "October Expenses" shall mean the sum of (i) the direct cost of goods sold and related direct packaging costs incurred in generating the October Net Revenue on a basis consistent with prior periods exclusive of extraordinary items and charges or credits relating to other periods, net of the applicable portion of the product discount related to Humatrope (which discount is equal to 4% of the cost of Humatrope and any other applicable discounts or credits, and
(ii) those specific identifiable costs which would have been incurred by Buyer had it operated the Business during such period on a fully integrated basis, all as more fully described on Schedule 2.11 hereto.

         The term "person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

         "Seller's Accountants" shall mean Deloitte & Touche, independent certified public accountants, or such other accounting firm selected by Seller that is acceptable to Buyer.

         "Subsidiary" as to any person shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly through one or more intermediaries, or both, by such person.

         "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean: (i) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority"), with respect to Seller; (ii) any liability for the payment of any amount of the type described in the immediately preceding clause
(i) as a result of Seller being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date; and (iii) any liability of Sellers for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person (other than Buyer).

         "Taxable Year" shall mean, with respect to any Tax of Seller, the calendar or fiscal year, or shorter period, for which the Tax is computed and the Return for such Tax is made.

         "Transaction Documents" shall mean, collectively, this Agreement, the Escrow Agreement, the Non-Compete Agreements, the Assumption Agreement, the Bill of Sale and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

         The term "voting power" when used with reference to the capital stock of, or units of equity interests in, any person shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).

         (b) The following terms are defined in the following sections of this
Agreement:

          Term                                                    Section
          ----                                                    -------
Asserted Liability                                                  7.4(a)
Assumed Liabilities                                                 2.5(a)
Business
                                               Recital
Claims                                                                3.11
Claims Notice                                                       7.4(a)
Closing                                                                2.6
Closing Date                                                           2.6
Condition of the Business                                              3.3
Contemplated Transactions                                              3.1
Contracts                                                              3.2
Debt                                                                3.6(d)
Deposit                                                                2.4
Effective Date                                                        2.11
Environmental Laws                                                 3.21(a)
Environmental Matters                                              3.21(a)
Environmental Permits                                              3.21(e)
ERISA                                                              3.14(a)
Excluded Assets                                                        2.3
Excluded Obligations                                                2.5(b)
Existing Accounts                                                   2.1(f)
Financial Statements                                                3.6(a)
Governmental Bodies                                                   3.20
Group                                                              3.14(a)
Group Plans                                                        3.14(a)
Hazardous Materials                                                3.21(a)
Indemnifying Party                                                  7.4(a)
Indemnitee                                                          7.4(a)
Intellectual Property Rights                                          3.10
Laws                                                                  3.20
Liabilities
                                                               Definitions

          Term                                                    Section
          ----                                                    -------
Losses                                                                 7.2
Marketed Accounts                                                     2.10
Orders                                                                3.20
Permits                                                               3.22
Plan                                                               3.14(b)
Products                                                              3.11
Proposed Contracts                                             3.9(a)(xxi)
Purchased Assets                                                       2.1
Real Property Leases                                                   3.8
Receivables                                                         3.6(c)
Representatives                                                        5.2
Required Consents                                                      3.2
Retained Employees                                                     2.9
Returns                                                            3.13(a)
Selected Employees                                                     2.9
Settlement Account                                                 2.11(b)
Tangible Property                                                   3.8(b)
Transition Expenses                                                    2.9
Transition Period                                                      2.9

         SECTION I.2 Interpretation. Unless the context otherwise requires, the terms defined in Section 1.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in this Article I, and those accounting terms used in this Agreement not defined in Section 1.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. Except as otherwise expressly provided herein, all terms used in conjunction with a description of securities shall have the meanings given to those terms under the 1934 Act. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.


                                   ARTICLE II

                    PURCHASE AND SALE; CLOSING; OTHER MATTERS

         SECTION II.1 Purchase and Sale of Purchased Assets. Except as otherwise provided in Section 2.3, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall acquire and purchase from Seller, all the Purchased Assets, free and clear of all Liens. As used in this Agreement, the term "Purchased Assets" shall mean all of the properties, rights, goodwill, franchises, interests and assets of every kind, real, personal or mixed, tangible or intangible, and wheresoever situated, belonging to Seller whether or not reflected on the books and records of Seller, other than the Excluded Assets, including, but not limited to:

                  (a) Those fixed assets, and certain inventory which are purchased pursuant to Section 2.7 hereof which if, and only if, so purchased shall be deemed to be a Purchased Asset;

                  (b) All claims, rights and choses in action of Seller against third parties, including but not limited to those in respect of unliquidated rights, under manufacturers' and vendors' warranties, guarantees or similar obligations, other than Existing A/R and product credits and product replacements from any supplier earned through the Effective Date;

                  (c) All trademarks, trade names, service marks, logos (excluding the

U.S. HomeCare Corporation logo), designs and other intangible property (including all Federal, state and foreign registrations and applications for registration of such trademarks, trade names, service marks, logos or designs) owned by Seller or used in the Business;

                  (d) All rights, titles and interests of Seller in, to and under all Contracts (other than Real Property Leases and any contract included within the Excluded Assets);

                  (e) All prepaid expenses, claims and other prepayments, including prepaid supplies, and deferred charges attributable to the Contracts of Seller that are to be assigned to Buyer under this Agreement;

                  (f) All patient and customer lists, copies of files and computer system files and data files relating to existing patients and any inactive patient, (i.e. a patient not currently on service, but who is expected to or could resume service in the future) (collectively, the "Existing Accounts"), credit policies and credit information with respect to all patients and customers of, and all cost and pricing data for, the Business;

                  (g) All supplier lists, product specifications, bills of materials and all other production information;

                  (h) All employee records of the Business with respect to Selected Employees;

                  (i) All existing business plans, advertising and promotional plans, product development plans, forecasts, market research reports and competitor information;

                  (j) All existing formulae, technology, trade secrets, and know-how used by Seller in connection with the Business, and other similar data;

                  (k) All rights under permits, licenses, franchises and similar authorizations of Seller (including all rights of Sellers to obtain renewals and extensions thereof), to the extent transferable;

                  (l) All patents, patent applications, copyrights and copyright applications of Seller (including all rights of Seller to obtain renewals and extensions thereof); and

                  (m) All existing referral sources to and of the Business.

         SECTION II.2  Transfer, Assignment and Conveyance of Purchased Assets.

                  (a) Instruments of Transfer, Assignment, Conveyance and Assumption, Etc. At the Closing, Seller will deliver to Buyer the Bill of Sale, Assumption Agreement, instruments of transfer of Intellectual Property Rights, and any other instruments of transfer, conveyance and assignment deemed necessary or desirable by Buyer to transfer all the Purchased Assets, all as provided in Section 2.1. Simultaneously therewith, Seller shall take all steps as may be reasonably necessary or desirable to put Buyer in possession or control of all the Purchased Assets. At the Closing, Buyer will deliver to Seller the Assumption Agreement and any other instruments of assumption necessary to evidence the assumption by Buyer of the Assumed Liabilities, all as provided in Section 2.5.

                  (b) Power of Attorney; Right of Endorsement. Effective upon the Closing Date, Seller hereby constitutes and appoints Buyer, and any successors and assigns, as the true and lawful attorney of Seller with full power of substitution, in the name of Buyer, or the name of Seller, on behalf of and for the benefit of Buyer, to (i) institute and prosecute, in the name of Seller or otherwise, all proceedings which Buyer may deem proper in order to assert or enforce any right or title of any kind in or to the Purchased Assets to be transferred, conveyed and assigned as provided herein, (ii) with notice to Seller as provided herein, defend and compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets, and (iii) do all such acts and things in relation thereto as Buyer may deem advisable. Seller agrees that the foregoing powers are coupled with an interest and shall not be revocable by the dissolution of Seller or in any other manner or for any reason.

                  (c) Further Assurances. At any time and from time to time after the Closing Date, upon the request of Buyer, Seller and the Stockholder, without further consideration, will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances (including obtaining any Required Consent not delivered at Closing with the approval of Buyer) as may be reasonably required for the better transferring, assigning, conveying, granting, assuring and confirming to Buyer, or for aiding and assisting in the collection of or reducing to possession by Buyer, any of the Purchased Assets to be transferred, conveyed and assigned hereunder or to vest in Buyer all of Seller's right, title and interest in and to the Purchased Assets being conveyed hereunder.

                  (d) Access by Buyer and Seller. Those books and records the possession of which is not being transferred to Buyer pursuant to this Agreement which relate to the Purchased Assets shall be preserved and maintained by Seller for seven years from the Closing Date. Seller and Stockholder shall give to Buyer and its authorized Representatives, during normal business hours, such access to such books and records retained by Seller and Stockholder as may be reasonably required by Buyer. Buyer shall be entitled, at its own expense, to make extracts and copies thereof and Seller and Stockholder shall cooperate with Buyer in connection with accomplishing the same. Seller and Stockholder shall deliver to Buyer at Closing (and thereafter as the case may be) the originals of all documents, records, instruments and files as Buyer shall require or request to operate the Business as of and after the Closing or to satisfy any obligation to Seller hereunder. Those books and records relating to the Purchased Assets being transferred to Buyer shall be preserved and maintained by Buyer for seven years from the Closing Date and shall be made available to Seller at its expense for copying at reasonable times, upon reasonable notice.


         SECTION II.3 Excluded Assets. Anything in Section 2.1 to the contrary notwithstanding, there shall be excluded from the assets, properties, rights and businesses to be transferred to Buyer hereunder those items listed on Schedule
2.3 attached hereto. Such assets, properties and rights not being purchased by Buyer as aforesaid are hereinafter collectively called the "Excluded Assets".


         SECTION II.4 Purchase Price. Subject to the terms and conditions of this Agreement:

                  (a) The purchase price (the "Purchase Price") payable by Buyer for the Purchased Assets shall, subject to adjustment as provided in Sections
2.7 and 2.11 hereof, equal the sum of $2,000,000 plus interest from October 1, 1996 to the Closing Date at the per annum rate equal to Transworld's effective borrowing rate as of the Closing Date, which Purchase Price includes the sum of $350,000 (the "Deposit"), which sum has been placed in escrow with the Escrow Agent and which shall be released as provided in the Escrow Agreement. The balance of the Purchase Price, as adjusted, shall be payable by wire transfer to Seller at Closing.

                  (b) The Purchase Price shall be allocated among the Purchased Assets in the manner set forth on Schedule 2.4(b). Seller and Buyer agree that such allocations shall be utilized by the parties for all purposes.

         SECTION II.5 Assumption of Liabilities.

                  (a) Liabilities Assumed by Buyer. In addition to payment of the Purchase Price, except for the Excluded Obligations (as defined below), Buyer shall assume, as of the Closing Date, the Liabilities of Seller relating to the Business listed on Schedule 2.5(a) attached hereto. Such obligations and liabilities to be assumed by Buyer pursuant to this Agreement are sometimes collectively referred to herein as the "Assumed Liabilities."

                  (b) Liabilities Not Assumed by Buyer. Anything in this Agreement to the contrary notwithstanding, Buyer shall not assume, or in any way be liable or responsible for any liability or obligation of Seller or any other person relating to the Business which, is not listed on Schedule 2.5(a), including but not limited to all accounts and trade payables incurred prior to Closing and all amounts owed to Seller's Humatrope supplier. Such obligations and liabilities of Seller not being assumed by Buyer are referred to herein collectively, as "Excluded Obligations". Seller and the Stockholder shall take any and all action which may be necessary to prevent any person from having recourse against any of the Purchased Assets or against Buyer as transferee thereof with respect to any Excluded Obligations and shall indemnify Buyer and hold it harmless therefrom.


         SECTION II.6 Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets hereunder shall take place at the offices of Baer Marks & Upham LLP, 805 Third Avenue, New York, New York at 10:00 a.m., local time, on October 31, 1996, provided that all applicable conditions to Closing specified in Article VI have been satisfied, or at such other time and place upon which Seller and Buyer may agree (the time and date of the Closing being hereinafter called the "Closing Date"). All transactions consummated at the Closing shall be deemed to have taken place simultaneously and shall be deemed to be effective as of the Close of Business of Seller on the Closing Date.


         SECTION II.7 Purchase of Additional Assets. (a) At Closing, Buyer shall have the right to purchase those fixed assets of Seller (other than Excluded Assets) as it shall have notified Seller of at or prior to Closing, at a purchase price equal to 40% of the Net Book Value of such assets.

                  (b) At Closing, Buyer shall purchase Seller's usable inventory (as reasonably determined by Buyer) on hand as of the Closing Date at the lesser of Seller's acquisition cost or, if a material difference exists, the cost that such inventory is customarily acquired at by Transworld and Seller's inventory of usable pumps (as reasonably determined by Buyer) on hand as of the Closing Date at the fair market value thereof as determined by one or more third party vendors mutually acceptable to Buyer and Seller. The Buyer and

Seller shall make a mutual good faith estimate of the purchase price of the inventory and pumps so purchased which amount shall also be paid at Closing. The calculation of the final purchase price for the inventory and pumps shall be made by Buyer and Seller or the third party vendors, respectively, within the ninety (90) day period following Closing and any adjustment shall, subject to
Section 2.11, be paid to Seller or Buyer, as the case may be, by certified check or wire transfer within five (5) Business Days thereafter.


         SECTION II.8 Collection of Existing A/R. (a) Following the Closing, Seller will continue to collect the Existing A/R. Commencing on the ninety-first day following the Closing Date and for a period of 180 days thereafter, to the extent requested by Seller, Buyer will use commercially reasonable efforts (which, it being specifically understood and agreed, shall not include the institution of litigation or other extraordinary actions) to assist Seller in the collection of the Existing A/R. In consideration thereof, Seller shall reimburse Buyer for all of its actual costs of personnel who are involved in the collection of such Existing A/R and all other costs directly related to the collection by Buyer of the Existing A/R (such as telephone and postage) but not including overhead costs, which reimbursable costs and time records Buyer will document for Seller in reasonable detail. Such reimbursement shall be made within five (5) Business Days following receipt of Buyer's records. Proceeds of collection of the Existing A/R shall continue to be deposited into Seller's lender lockbox without any right of offset by Buyer. Seller and Stockholder jointly and severally agree to remit to Buyer weekly, any funds that have been received in the lockbox which pertain to goods sold or services performed after the Closing Date. Following the expiration of the 180 day period, the parties will re-evaluate any further collection arrangements with respect to collection of Existing A/R. The parties acknowledge and agree that Buyer does not guarantee the collection or collectibility of any Existing A/R either during or after the expiration of any collection period.

                  (b) The parties shall each have the right to review the collection status of all accounts monthly and Seller shall have the right to continue to actively seek collection of the Existing A/R. Clinical and reimbursement documentation with respect to Existing A/R will remain the property of Seller; provided however, that if Seller elects to have Buyer assist in its collection efforts, it shall deliver to Buyer, at the time of such request, copies of all records necessary to enable Buyer to provide such assistance; and provided further, that Buyer will retain such documentation with respect to the Existing A/R as shall be necessary to manage its ongoing operations, and will give Seller reasonable access to such documentation during any collection period.


         SECTION II.9 Certain Employees; Use of Facilities. (a) Buyer shall have the right to designate at Closing and through the period ending December 1, 1996 (or such later date, which shall not be more than 60 days following Closing, as Buyer shall advise Seller of by

November 25, 1996, such period being referred to as the "Transition Period") by notice to Seller, those employees of Seller (other than the employees listed on Schedule 2.9, who shall remain employees of Seller (the "Retained Employees")) it desires to employ and Seller and Stockholder shall use their respective best efforts to assist Buyer in the hiring of and retention of such employees (herein, the "Selected Employees"), and Buyer shall be responsible for all costs after Closing associated with such Selected Employees. Buyer shall have no obligation, however, to offer employment to any of Seller's or Stockholder's employees and shall have no obligation or liability with respect to any employees, except as expressly provided in this Agreement. Buyer and Transworld agree not to solicit the Retained Employees for employment by either of them or any of their Affiliates for a period of one (1) year from the Closing Date to the extent that they remain employees of Seller or Stockholder during such period.

                  (b) Seller and Stockholder shall pay all accrued salary, taxes, benefits and other costs for its existing employees including the Selected Employees through the end of the Transition Period. Commencing on the date immediately following the end of the Transition Period, Buyer shall be responsible for all salary, taxes, benefits and other costs of the Selected Employees.

                  (c) Consistent with pharmacy and homecare licensing and regulatory requirements, Seller and Stockholder agree that Buyer and Transworld shall have the right to use, without cost to Buyer or Transworld, Seller's existing facilities during the Transition Period, in order to ensure an orderly transition of the Purchased Assets to Buyer. Buyer acknowledges that Seller will also be using such facilities for its ongoing operations and shall cooperate with Seller in seeking to minimize any interference with such operations. In order to ensure an orderly transition of care for those patients for whom Seller has provided home infusion therapy products or services prior to the Closing, Seller and Stockholder agree that during the Transition Period, Seller shall dispense on behalf of Buyer and Transworld such pharmaceutical products for such patients as Buyer or Transworld requests. Seller shall deliver such pharmaceutical products in the manner and to the locations as Buyer or Transworld shall from time to time direct. For any such pharmaceutical products sold by Seller, Buyer shall pay Seller or Stockholder an amount equal to Seller's or Stockholder's direct costs (which shall mean the cost of drugs, direct labor costs, packaging and delivery) for such pharmaceutical products. Seller and Stockholder agree that Seller shall maintain all necessary licenses and permits to permit them to perform their obligations hereunder. Seller, Stockholder, Buyer and Transworld shall cooperate with each other as necessary to facilitate the proper billing by Buyer and reimbursement from third party payors for such pharmaceutical products.

                  (d) During the Transition Period, in order to assist in the transition of the Business to Buyer, Buyer shall have the right to request that Seller use its reasonable best efforts to retain its existing employees and existing business functions of the Business, and

Buyer shall be responsible for paying all costs incurred by Seller directly related to such employees and business functions, other than as set forth on
Schedule 2.9(d), (the "Transition Costs"). All Transition Costs shall be settled from the Settlement Account pursuant to Section 2.11 hereof.


         SECTION II.10 Certain Nursing Services. (a) In order to assist in providing continuity of care to patients who are included within the Existing Accounts and any accounts which are referred to Transworld or an Affiliate by Seller or Stockholder (the "Marketed Accounts") during the ninety (90) day period after the Closing, Buyer will utilize Stockholder's skilled nurses at a rate of $90 per visit in cases where skilled nursing services are required in connection with infusion therapy services or products. With respect to visits which are longer than two (2) hours, Seller and Stockholder will bill Buyer at the rate of $45 per hour for each additional hour, in addition to the base rate of $90 per visit; provided however, that where a CHHA will reimburse Buyer in connection with nursing services related to the provision of gamma globulin, Seller and Stockholder will bill Buyer the same amount as Buyer will be reimbursed by the CHHA. Buyer and Transworld agree that, during such 90-day period, neither they nor their Affiliates will solicit such nurses for employment, except to the extent that such nurses are included within the Selected Employees. Seller, Stockholder and Transworld's Steri-Pharm, Inc. subsidiary will enter into such nursing services agreements as Buyer, Transworld and Seller may request, which agreements shall contain terms consistent with the foregoing and such other terms as are normal, customary and appropriate for nursing services agreements. If after such 90 day period, Buyer requests Seller or Stockholder to continue to provide such skilled nursing services, Seller and Stockholder shall continue to provide such skilled nursing services and Buyer or Transworld shall reimburse Seller or Stockholder at the greater of (i) the rates set forth above or (ii) Seller's or Stockholder's direct costs incurred in providing such skilled nursing services.

                  (b) Transworld agrees that after the Closing, and until the second anniversary thereof, Stockholder shall be given a preferential opportunity to provide skilled nursing services to Transworld at service rates no higher than can be obtained by Transworld from other sources, in those markets where Stockholder now or hereafter provides such skilled nursing services, except that Stockholder shall not be entitled to any such preference in any markets where (i) Transworld or any Affiliate thereof now or hereafter provides such skilled nursing services, (ii) Transworld or any Affiliate thereof is committed to utilize nursing services from another provider, or (iii) Transworld or any Affiliate thereof has been directed by a referral source to use a particular provider (which may include Transworld or its Affiliates).

                  (c) The parties acknowledge and agree that in furtherance of the provisions of Section 2.9 hereof, and in order to provide continuity of care, the parties contemplate that

(and Seller and Stockholder shall use their reasonable best efforts to cause) as of and after Closing (i) the two (2) CHHA nurses of Seller based in Queens, New York will remain employees of Stockholder or its subsidiaries and will be cross-charged to Buyer under a nursing services agreement which will provide for their full salary, benefits and on-call expenses and (ii) the two (2) CHHA nurses of Stockholder or its subsidiaries based in Scarsdale, New York will become employees of Transworld's Steri-Pharm, Inc. subsidiary.


         SECTION II.11 Effective Date. (a) To the extent permitted by applicable law and, in the manner provided in this Section 2.11, and provided that the Closing has occurred, the parties intend that all of the Purchased Assets shall be deemed vested in and with the Buyer, effective as of the commencement of business on October 1, 1996 (the "Effective Date").

                  (b) The parties acknowledge and agree that the October Net Revenues, subject to the October Expenses, shall be for the benefit of the Buyer. As of the Closing Date the parties shall jointly prepare a good faith estimate of the October Net Revenues and the October Expenses. At Closing, an amount equal to 20% of the October Net Revenues (as so estimated) shall be paid to Buyer in cash, and an amount equal to the October Net Revenues less the October Expenses less such 20% payment shall be recorded on the books and records of the Seller as an account payable to Buyer (the "Settlement Account"). Within the sixty (60) day period following Closing, Buyer and Seller shall endeavor to finalize the October Net Revenues and Expenses, and on the ninetieth day following Closing, Seller shall pay to Buyer the Settlement Account as adjusted for any post-Closing adjustments to be made pursuant to Section 2.7 hereof and any amounts due to Seller pursuant to Section 2.9(d); provided, however that Seller may retain an amount equal to 3% of October Net Revenues from the payment of the Settlement Account as an offset against actual bad debt in excess of 7% of October Net Revenues, with any unused portion of said 3% to be paid to Buyer on the 180th day following Closing. In the event that the parties are unable to agree as to such amounts, they shall, within fifteen (15) days following the expiration of the sixty (60) day period jointly appoint an independent public accounting firm who shall, within fifteen (15) days after such appointment, issue its calculation of the amount of the final Settlement Account amounts, which calculation, absent manifest error, shall be binding upon the parties. The cost of any independent accounting firm so appointed shall be shared equally between Buyer and Seller. In furtherance of Section 3.7 and 5.1, Seller represents and warrants to Buyer that it has and will operate the Business only in the ordinary course between October 1, 1996 and Closing.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                          OF SELLER AND THE STOCKHOLDER

         Seller and the Stockholder hereby jointly and severally represent and warrant to Buyer that:

         SECTION III.1 Authority Relative to this Agreement. Seller and the Stockholder have full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby (the "Contemplated Transactions"). The execution and delivery of this Agreement and the consummation of the Contemplated Transactions have been duly and validly authorized by Seller and the Stockholder and no other proceedings on the part of Seller or the Stockholder (or any other person) is necessary to authorize the execution and delivery by Seller and the Stockholder of this Agreement or the consummation of the Contemplated Transactions. The consideration to be received by Seller represents the fair value of the Purchased Assets to be transferred to Buyer. This Agreement has been duly and validly executed and delivered by Seller and the Stockholder, and (assuming the valid execution and delivery of this Agreement by the other parties hereto) constitutes the legal, valid and binding agreement of such party enforceable against such party in accordance with its terms except as such obligations and their enforceability may be limited by bankruptcy, insolvency reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

         SECTION III.2 No Conflicts; Consents. The execution, delivery and performance by Seller and the Stockholder of this Agreement and each other Transaction Document to which it is a party and the consummation of the Contemplated Transactions will not (i) violate any provision of the Certificate of Incorporation or By-laws (or comparable instruments) of Seller; (ii) require Seller or the Stockholder to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 3.2 (the "Required Consents"); (iii) if the Required Consents are obtained, violate, conflict with or result in the breach of any of the terms of, result in a modification of the effect of, or otherwise cause the termination of or give any other contracting party to a contract the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, novation or otherwise) under any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, purchase order, sales order, agreement with customer, agreement with supplier, union contract, collective bargaining agreement, mortgage, license, permit, franchise, commitment or other binding arrangement, whether written, oral, express or implied, (the "Contracts") to which Seller is a party or by or to which Seller or any of its properties may be bound or subject, or result in the creation of any Lien upon the Purchased Assets or upon the properties of Seller pursuant to the terms of any such Contract; (iv) if the Required Consents are obtained, violate any Order of any Governmental Body against, or binding upon, Seller or upon its respective securities, properties or business; (v) if the Required Consents are obtained, violate any Law of any Governmental Body, or (vi) if the Required Consents are obtained, violate or result in the revocation or suspension of any Permit.


         SECTION III.3 Corporate Existence and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or the results of operations of Seller and its Affiliates, individually or taken as a whole (the "Condition of the Business"). Seller is not qualified to do business as a foreign corporation in any other jurisdiction.


         SECTION III.4 Subsidiaries. Seller does not own, directly or indirectly, any equity or other interest in any other person and has no Subsidiaries.

         SECTION III.5 Charter Documents and Corporate Records. (a) Seller has heretofore delivered to Buyer true and complete copies of the Certificate of Incorporation (certified by the Secretaries of State or other appropriate official of its jurisdictions of incorporation) and By-laws (certified by Seller's secretary or an assistant secretary), or comparable instruments, of Seller as in effect on the date hereof. The stock books of Seller which have been made available to Buyer for its inspection are true and complete. The Stockholder is the sole record and beneficial owner of all of the outstanding capital stock of Seller and there are no options, warrants or other agreements of any kind outstanding or proposed to be issued with respect to the capital stock of Seller.

                  (b) All financial, business and accounting books, ledgers, accounts and other records relating to Seller have been properly and accurately kept and completed in all material respects except as set forth on Schedule 3.5(b) hereto.


         SECTION III.6 Financial Statements. (a) Seller has delivered to Buyer unaudited financial statements of Seller consisting of a statement of net assets being sold and statement of income as at and for the six-month period ended June 30, 1996, and unaudited financial statements of Seller consisting of statement of net assets being sold and statement of income as at and for Seller's fiscal year ended December 31, 1995. Such financial statements (collectively, the "Financial Statements") present fairly the financial position of Seller and the results of its operations and changes in financial position as of the dates and for the periods indicated, in conformity with GAAP consistently applied during each of such periods.

                  (b) Except as set forth on Schedule 3.6(b): (i) As at the Balance Sheet Date, Seller did not have any Liabilities that were not fully and adequately reflected or reserved against on the balance sheet contained in, or in the notes to, the December 31, 1995 Financial Statements; (ii) Seller has not, except in the ordinary course of business consistent with past practice and except for customary expenses incurred in connection with the Contemplated Transactions, incurred any Liabilities since the Balance Sheet Date; and (iii) neither Seller nor the Stockholder has any knowledge of any circumstance, condition, event or arrangement that they reasonably anticipate would hereafter give rise to any Liabilities of Seller or any successor to its businesses except Liabilities arising in the ordinary course of business consistent with past practice and customary expenses incurred in connection with the Contemplated Transactions. Seller and Stockholder represent and warrant that they know of no reason why the Financial Statements cannot be audited in accordance with the requirements of Section 5.3 hereof.

                  (c) The accounts receivable of Seller with respect to patients who have been on service since June 1, 1996 (the "Receivables") (except such Receivables as have been collected since such date) constitute bona fide Receivables resulting from the sale of goods and services in the ordinary course of business in conformity with applicable purchase orders and agreements. Except as otherwise disclosed by Seller to Buyer, such Receivables are subject to no valid defense, offsets, returns, allowances or credits of any kind other than defenses, offsets, returns, allowances and credits arising in the ordinary course of business, it being understood that nothing herein shall be interpreted as a guarantee of the collectibility of such Receivables.

                  (d) Insofar as it relates to or affects the Purchased Assets,
Schedule 3.6(d) sets forth a brief description of all Liabilities of Seller in respect of (i) money borrowed from and owed to any bank, financial institution or other person and (ii) any indebtedness or potential indebtedness under any guaranty, letter of credit or performance credit (collectively, "Debt"). Except as set forth on Schedule 3.6(d), all Debt may be repaid or prepaid upon no more than 30 days' notice without premium or penalty.


         SECTION III.7 Absence of Certain Changes. Since the Balance Sheet Date, except as contemplated by this Agreement or disclosed in Schedule 3.7, Seller has conducted its business in the ordinary course consistent with past practices and there has not been:

                  (a) Any event (other than those events affecting the infusion therapy industry generally) that has had or would reasonably be expected to have a material adverse effect on the operations of Seller, individually or in the aggregate;

                  (b) Any amendment to the Certificate of Incorporation or By-laws of Seller or any amendment to any term of any outstanding security of Seller;

                  (c) Insofar as it relates to or affects the Purchased Assets, any (i) incurrence, assumption or guarantee by Seller of any debt other than in the ordinary course of business in amounts and on terms consistent with past practices, (ii) issuance or sale of any securities convertible into or exchangeable for debt securities of Seller, or (iii) issuance or sale of options or other rights to acquire from Seller, directly or indirectly, debt securities of Seller or any securities convertible into or exchangeable for any such debt securities;

                  (d) Insofar as it relates to or affects the Purchased Assets, any creation, incurrence or assumption by Seller of any lien on any asset other than (i) liens for Taxes not yet due or being contested in good faith (and for which adequate reserves have been established); (ii) liens which do not materially detract from the value of such asset as now used, or materially interfere with any present or intended use of such asset; or (iii) warehousemen's, mechanics', carriers', landlords', repairmen's or other similar liens arising in the ordinary course of business;

                  (e) Insofar as it relates to or affects the Purchased Assets, any making or forgiving of any loan, advance or capital contribution to or investment in any person other than loans, advances or capital contributions to or investments in wholly-owned subsidiaries made in the ordinary course of business consistent with past practices;

                  (f) Any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Seller which, individually or in the aggregate, has had or will reasonably be expected to have a material adverse effect on its operations;

                  (g) Except in the ordinary course of business, any transaction or commitment made, or any Contract entered into, by Seller relating to its assets or business (including the acquisition or disposition of any substantial assets) or any relinquishment by Seller or other party of any Contract or other right;

                  (h) Any change in any method of accounting or accounting practice by Seller or its marketing practices;

                  (i) Any assumption or guarantee of the obligations of any person;

                  (j) Insofar as it may affect or relate to any Selected Employee, any grant of any severance or termination pay to any employee of Seller, any entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any employee of Seller or any increase in benefits payable under any existing severance or termination pay policies or employment agreements, or any increase in compensation, bonus or other benefits payable to any employee of Seller, other than routine increases for employees in the ordinary course of business or disclosed to Buyer in writing prior to the date hereof or on any Schedule;

                  (k) Any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Seller, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or, to the knowledge of Seller, threats thereof by or with respect to such employees;

                  (l) Any intentional waiver of any material right under any Contract of the type required to be set forth on any Schedule;

                  (m) Except for any changes made in the ordinary course of business, any material change in any business policies of Seller, including pricing, purchasing, production, personnel, sales or product acquisition/return policies;

                  (n) Except in the ordinary course of business, any payment, directly or indirectly, of any Liability before the same became due in accordance with its terms;

                  (o) Any termination or failure to renew, or the receipt of any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Contract that is or was material to the operation; or

                  (p) Any agreement or arrangement made by Seller to take any action which, if taken prior to the date hereof, would have made any representation or warranty in this Section untrue or incorrect in any material respect.


         SECTION III.8 Properties. (a) Schedule 3.8(a) sets forth a brief description (including the address) of all real property leased by Seller ("Real Property Leases"); the date of the lease and any amendments thereto, the term thereof, the term of any renewal options and the aggregate monthly rental payable thereunder. Seller owns no real property.

                  (b) Schedule 3.8(b) sets forth a complete and correct list and description of all tangible property (the "Tangible Property"), owned or used by Seller or which Seller holds an option to acquire having a book value individually of $5,000 or more or $10,000 or more in the aggregate in case of any group of similar items of Tangible Property, including, without limitation, all machinery, equipment, furniture, furnishings, leasehold improvements, fixtures, vehicles and structures. All Tangible Property selected by Buyer pursuant to Section 2.7 shall be in a state of working order except for a nonmaterial portion of such Tangible Property that may be undergoing repairs or maintenance in the ordinary course.

                  (c) Except as set out in Schedule 3.8(c) and insofar as it may affect or relate to the Purchased Assets, Seller has good title to, or in the case of leased property have valid leasehold interests in, all properties and assets (whether real, personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date except for properties and assets sold or disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practice. Except as set forth on Schedule 3.8(c), none of such properties or assets is subject to any Liens, except:

                      (i) Liens disclosed on the Balance Sheet or the notes thereto;

                      (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate reserves have been established on the Balance Sheet);

                      (iii) Liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets; or

                      (iv) Warehousemen's, mechanics', carriers', landlords', repairmen's or other similar Liens arising in the ordinary course of business.


         SECTION III.9 Contracts. (a) Except for (i) purchase orders with suppliers or sales orders from patients or customers arising in the ordinary course of business and (ii) Contracts pursuant to the terms of which Seller is to make or receive payments not in excess of $10,000, in the aggregate, throughout the term thereof, Schedule 3.9 sets forth as of the date hereof a complete and accurate list and description of all Contracts to which Seller is a party or by or to which it or its assets or properties are bound or subject, including, without limitation:

                      (i) Contracts with any current or former shareholder, officer, director, employee, independent contractor, consultant, agent or other representative or with any Affiliate of any of the foregoing;

                      (ii) Contracts with any labor union or association representing any employee;

                      (iii) Contracts for the purchase of materials, supplies, equipment, merchandise or services in excess of $10,000 for any one individual item;

                      (iv) Other than in the ordinary course of business: (A) Contracts for the sale of any of its assets or properties or business or (B) Contracts for the grant to any person of any preferential rights to purchase any of its assets or properties;

                      (v)    Partnership or joint venture Contracts;

                      (vi) Contracts under which Seller agrees to indemnify any party;

                      (vii) Contracts under which Seller agrees to share Tax liability of or with any party;

                      (viii) Contracts that cannot be cancelled without liability, premium or penalty;

                      (ix) Contracts that can be cancelled only on 60 days' or more notice;

                      (x) Any special financial arrangements with the largest (in terms of sales volume) 25 customers, referral sources or third party payors of Seller that is outside of Seller's published policies including, but not limited to, any arrangements relating to chargebacks, allowances and payment terms;

                  (xi) Contracts with any person to advertise or market Seller's products or services other than in the ordinary course of business;

                  (xii) Contracts containing covenants not to compete in any line of business or with any person in any geographical area (or not to solicit or accept any business) or covenants of any other person not to compete in any line of business or in any geographical area (or not to solicit or accept any business);

                  (xiii) Contracts relating to the acquisition of any operating business or the capital shares of any other person;

                  (xiv) Options for the purchase or sale of any asset, tangible or intangible;

                  (xv) Contracts requiring the payment to any person of an override or similar commission or fee;

                  (xvi) Contracts relating to all Debt, insofar as it affects or relates to the Purchased Assets;

                  (xvii) Contracts with customers, referral sources, third party payors, independent suppliers, contractors and manufacturers other than in the ordinary course of business;

                  (xviii) Sales agency, licensing, representative, provider, managed care or distributorship Contracts;

                  (xix) Contracts for the payment of fees or other consideration to any officer or director of Seller or to any other entity in which any of the foregoing has an interest;

                  (xx) management Contracts and other similar agreements with any person;

                  (xxi) Any other Contracts not made in the ordinary course of business or pursuant to the terms of which there is either a current or future obligation or right of Seller to make payments or receive payments in excess (individually or, in the case of any group of similar items, in the aggregate) of $10,000 throughout the term thereof. Schedule 3.9 also lists and describes the status of all Contracts currently in negotiation or proposed by Seller as to which there exists a draft agreement, letter of intent or similar instrument and which is of a type which if entered into by Seller would be required to be listed on Schedule 3.9 or on any other Schedule (the "Proposed Contracts").

                  (b) There are no Contracts, other than those set forth on
Schedule 3.9, and on any other Schedule hereto, that are required to be disclosed hereunder. Except as set forth on Schedule 3.9, all such Contracts and all Contracts reflected on any other Schedule hereto are valid, subsisting, in full force and effect and binding upon Seller, and, to the best knowledge of Seller, on the other parties thereto in accordance with their terms, and the Seller has paid in all respects or accrued all amounts due thereunder and has satisfied in all respects or provided for all of its liabilities and obligations thereunder to be satisfied or provided for through the date hereof, and is not in default under any of them in any material respect, nor, to the best knowledge of Seller, is any other party to any such Contract in default thereunder in any respect, nor, to the best knowledge of Seller, does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Seller and Stockholder further represent and warrant that notwithstanding that any Contract may be in the name of another U.S. HomeCare Corporation entity, no such entity other than Seller has an interest in any such Contracts, and at Closing and thereafter as provided herein, Seller and Stockholder shall take any further corrective action to ensure the transfer of such Contract to Buyer (subject to any Required Consents) as is reasonably requested by Buyer. Except as separately identified on Schedule 3.9 hereto or on any other Schedule, no approval or consent of any person is needed in order that the Contracts set forth on Schedule 3.9 or on any other Schedule continue in full force and effect following the consummation of the Contemplated Transactions.

                  (c) There have been delivered to Buyer, true and complete copies of (i) all of the Contracts required to be set forth on Schedule 3.9 or on any other Schedule and (ii) the most recent draft, letter of intent or term sheet of all of the Proposed Contracts required by the provisions of Section 3.9(a)(xxi) to be set forth on Schedule 3.9.


         SECTION III.10 Intangible Property. (a) Schedule 3.10 sets forth all patents, trademarks, copyrights, service marks and trade names owned or used by Seller relating to the Business, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from Seller relating to any of the foregoing (the "Intellectual Property Rights"), and there are no other patents, trademarks, copyrights, service marks and trade names that are material to the Business. To the best of Seller's knowledge: (i) with respect to trademarks material to the Business as presently conducted (and only in such jurisdictions where such trademarks are material to the Business as presently conducted), all renewals of the registrations set forth in Schedule
3.10 for such trademarks have been appropriately filed; (ii) Seller has exercised its best efforts to ensure compliance with all registration requirements, and have paid all necessary government fees; and (iii) the trademark registrations material to the Business as presently conducted are valid with respect to Products that are covered by the registrations. The trademarks of Seller that are material to the Business are identified on
Schedule 3.10 by means of an asterisk.

                  (b) Except as set forth on Schedule 3.10, no Intellectual Property Rights or any other such right is subject to any security interest or outstanding order, judgment, decree, stipulation or agreement restricting the use or licensing thereof. Except as set forth on Schedule 3.10, (i) Seller, during the three years preceding the date hereof, has not been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to the Business which has not been terminated prior to the date hereof and which involves a claim of infringement of any Intellectual Property Rights; and (ii) the Stockholder and Seller have no knowledge of any such charge or claim of any infringement during the three years preceding the date hereof by any other person of any Intellectual Property Rights.


         SECTION III.11 Claims and Proceedings. Except as set forth on Schedule 3.11, there are no outstanding Orders of any Governmental Body against or involving Seller other than Orders affecting the home health care industry generally. Except as set forth on Schedule 3.11, there are no actions, suits, claims or counterclaims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance), pending or threatened in writing, against or involving Seller, the Business, the Purchased Assets or Seller's properties which (i) involve a claim for the payment of money damages of $25,000 or more; (ii) relate to employment, regardless of amount; (iii) involve a claim from any prior or present patient, payor or referral source or involve any alleged violation of laws relating to health regulation (including state certificate of need and licensure laws and federal and state controlled substances laws) or the Medicare or Medicaid programs; or (iv) individually or in the aggregate, would have a material adverse effect upon the Contemplated Transactions or upon the Condition of the Business other than Claims affecting the home health care industry generally. Except as set forth on Schedule 3.11, to the best knowledge of Seller, there is no fact, event or circumstances that would give rise to any Claim that would be required to be set forth on Schedule
3.11 if currently pending or threatened. All notices required to have been given to any insurance company listed as insuring against any Claim set forth on
Schedule 3.11 have been timely and duly given and, except as set forth on
Schedule 3.11, no insurance company has asserted in writing that such Claim is not covered by the applicable policy relating to such Claim. Except as set forth on Schedule 3.11 there are no product liability Claims against or involving Seller or, to the best knowledge of Seller, any product marketed or distributed by Seller ("Products").


         SECTION III.12 Restrictions on Business Activities. There is no agreement, judgment, injunction, order, decree or other instrument binding upon Seller which has or would reasonably be expected to have the effect of prohibiting (i) competition by Seller, (ii) any business practice of Seller,
(iii) any acquisition of property by Seller, or (iv) to the knowledge of Seller or the Stockholder, the conduct of the Business.

         SECTION III.13 Taxes. (a) Except as set forth on Schedule 3.13, (i) all Tax returns, statements, reports and forms required to be filed with any Taxing Authority by or on behalf of Seller (collectively, the "Returns") have been timely filed through the date hereof or will be filed when due (taking into account any extension granted by the appropriate Taxing Authority), in accordance with all applicable Laws; (ii) as of the time of filing, the Returns correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) the income and expenses of Seller and any other information required to be shown therein; (iii) Seller has timely paid (or is contesting in good faith and has reserved adequate amounts therefor) all Taxes that have been shown as due and payable on the Returns that have been filed;
(iv) Seller is not delinquent in the payment of any Tax and has not requested any extension of time within which to file or send any Return, which Return has not since been filed or sent; (v) no deficiency for any Tax or claim for additional Taxes by any Taxing Authority has been proposed, asserted or assessed in writing against Seller (or any member of any affiliated or combined group of which Seller is or have been a member); (vi) Seller (or any member of any affiliated or combined group of which Seller is or has been a member) have not granted any extension or waiver of the limitation period applicable to any Returns; (vii) Seller has not filed any consent or election under the Code, other than such consents and elections, if any, reflected in the Returns; (viii) there is no claim, audit, action, suit, proceeding or investigation now pending against or with respect to Seller in respect of any Tax or assessment; (ix) there are no Liens for Taxes upon the assets of Seller; (x) Seller has not been a member of an affiliated group other than one of which Stockholder was the common parent, or filed or been included in a combined, consolidated or unitary Return together other than one filed by Stockholder; (xi) Seller has complied with all Laws relating to Tax withholding; and (xii) Seller is not currently under any contractual obligation to indemnify any other person with respect to Taxes.

                  (b) True and correct copies of the Returns for the years 1995, 1994 and 1993 have been delivered to Buyer.

                  (c) Neither Buyer nor Seller shall be required to pay any amount to anyone else pursuant to any tax-sharing or tax allocation agreement to which Seller is a party.

                  (d) Seller does not hold and has not held a permit, registration, certificate or like instrument as a "dealer" or other collecting agent from a state Taxing Authority under which it collects sales tax from their business operations and remits such tax to such Taxing Authority.


         SECTION III.14 Employee Benefits Plans. (a) Schedule 3.14(a) contains a true and complete list of (i) all employee benefit plans described in Section 3(3) of ERISA of Seller, and of any other companies or entities which constitute a "controlled group" with Seller (within the meaning of Sections 4001(a)(14) and (b) of the Employee Retirement Income

Security Act of 1974, as amended ("ERISA") and/or Sections 414(b)-(o) of the Code (hereinafter referred to collectively as the "Group"), which are presently in effect or which may give rise to liability, and are for the benefit of the Business Employees, and (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, sabbatical leave, vacation, severance (including, without limitation, arrangements providing for benefits in the event of a change of ownership in whole or in part of Seller), disability, hospitalization, medical insurance, relocation, child care, educational assistance or other employee benefit plan or program which any member of the Group maintains or to which any member of the Group has any present or future obligation to contribute for the benefit of the Business Employees. (The plans or programs described in clauses (i) and (ii) are herein collectively referred to as the "Group Plans".) Seller has delivered or made available to Buyer true and complete copies of all documents (including plan documents and related trust agreements), as they may have been amended to the date of delivery or availability, embodying the Group Plans. Since such date of delivery or availability, the Group Plans have not been amended to materially change the terms thereof. Seller has also delivered to Buyer true and complete copies of all annual reports, summary annual reports, summary plan descriptions and a summary of material modifications with respect to each Group Plan for the preceding three years.

                  (b) Except for Seller's 401(k) Plan (the "Plan") and the U.S. HomeCare Corporation Employee Stock Ownership Plan (the "ESOP"), the Group maintains no tax qualified "employee pension benefit plan" as defined in Section 401 of the Code or Section 3(2) of ERISA for the benefit of employees of the Seller, nor has the Group ever maintained any other employee pension benefit plan for the benefit of employees of the Seller, except for multiemployer plans as defined in Section 3(37) of ERISA.

                  (c) The IRS has issued a favorable determination letter to the effect that the Plan qualifies under Section 401(a) of the Code and that the related trust is exempt from taxation under Section 501(a) of the Code and such determination letter remains in effect and has not been revoked. To Seller's best knowledge, nothing has occurred (or, if occurred, has not been corrected in a manner acceptable to the IRS as expressly applied to the Plan) or is expected to occur that would adversely affect the qualified status of the Plan or any related trust subsequent to the issuance of such determination letter.

                  (d) Except for the ESOP each member of the Group is in material compliance with the requirements prescribed by any and all statutes, orders, governmental rules or regulations applicable to the Group Plans and all reports and disclosures relating to the Group Plans required to be filed with or furnished to governmental agencies, participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable law.

                  (e) Except as provided in Schedule 3.14(e), no member of the Group currently has any obligation to contribute to any multiemployer plan as defined in Section 3(37) of ERISA. With respect to each such multiemployer plan listed on Scheduled 3.14(e), the Group has not incurred withdrawal liability within the meaning of the Multiemployer Pension Plan Amendments Act of 1980.

                  (f) To Seller's best knowledge, no member of the Group nor any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3 of ERISA, respectively) has engaged in any "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA with respect to a Group Plan, which could subject any of the Group Plans (or their related trusts), any officer, director or employee of any entity within the Group or any trustee, administrator or any other fiduciary of any of the Group Plans to a material tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA.

                  (g) There are no actions, audits, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Seller, threatened against any of the Group Plans or any fiduciary of any of the Group Plans or against the assets of any of the Group Plans.

                  (h) The consummation of the Contemplated Transactions will not accelerate any liability under any of the Group Plans because of an acceleration of any rights or benefits to which employees may be entitled thereunder.

                  (i) The consummation of the Contemplated Transactions will not provide a basis for a participant in any Group Plan to claim an involuntary termination of his employment with any member of the Group and become entitled thereby to payments under such Group Plan.

                  (j) With respect to any Group Plan that is an employee welfare benefit plan within the meaning of Section 3(1) of ERISA (a "Welfare Plan"), (i) each such Welfare Plan, the contributions to which are claimed as a deduction under any provision of the Code, is in substantial compliance with all applicable requirements pertaining to such deduction, (ii) to Sellers' best knowledge, any Welfare Plan which is a group health plan within the meaning of
Section 5000(b) of the Code satisfies in all material respects all of the requirements of Section 4980B of the Code, and (iii) all employer contributions due have been fully and timely paid or accrued on the books of Seller.

                  (k) Other than as required by law, Seller has no obligation to or on behalf of any retired or former employee with regard to any disability (long or short term), hospitalization, medical, dental or life insurance plans (whether insured or self-insured) or other Welfare Plan as defined in Section 3(1) of ERISA maintained by Sellers.

         SECTION III.15 Officers, Directors and Key Employees. Schedule 3.15 sets forth (a) the name and total direct compensation of each employee, consultant, agent or other representative of Seller whose current or committed annual rate of compensation (including bonuses and commissions) exceeds $25,000,
(b) all wage and salary increases, bonuses and increases in any other direct compensation received by or accrued to such persons since December 31, 1995, (c) any payments or commitments to pay any severance or termination pay to any such persons or to any other person, and (d) any accrual for, or any commitment or agreement by Seller to pay, such increases, bonuses or pay. Except as set forth on Schedule 3.15, the employment of all persons presently employed by Seller are terminable at will.


         SECTION III.16 Employment-Related Matters. Except as set forth in
Schedule 3.16, (a) Seller is not a party to any contract or agreement with any labor organization or other representative of its employees; (b) there is no unfair labor practice charge or complaint pending or, to Seller's best knowledge, threatened against Seller; (c) there is no labor strike, slowdown, work stoppage or other labor controversy in effect or, to Seller's best knowledge, threatened against or otherwise affecting Seller; (d) Seller has not experienced any labor strike, slowdown, work stoppage or similar labor controversy within the past three years; (e) no representation question has been raised respecting any employees of Seller working within the past three years, nor, to the best knowledge of Seller, are there any campaigns being conducted to solicit authorization from any employees of Seller to be represented by any labor organization; (f) no collective bargaining agreement relating to any employees of Seller is being negotiated other than extensions or renewals of existing agreements set forth in Schedule 3.16; (g) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any court, governmental agency, administrative agency or commission brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of Seller's employees, is pending or, to Seller's best knowledge, threatened against Seller; (h) Seller is not a party to, or otherwise bound by, any consent decree with, citation or order by, any Governmental Body relating to their employees or employment practices relating to the employees; (i) Seller is in compliance in all material respects with all applicable laws, policies, procedures, agreements and contracts, relating to employment, employment practices, wages, hours, and terms and conditions of employment; (j) Seller has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof.


         SECTION III.17 Potential Conflicts of Interest. Except for the Excluded Assets, neither the Stockholder nor any officer, director or Affiliate of Seller, or any spouse of any such officer, director or Affiliate, and no entity controlled by one or more of the foregoing:

                  (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of Seller;

                  (b) owns, directly or indirectly, in whole or in part, any material property that Seller uses in the conduct of their business; or

                  (c) has any material cause of action or other claim whatsoever against, or owes any amount to, Seller, except for claims in the ordinary course of business such as for accrued vacation pay and accrued benefits under employee benefit plans.


         SECTION III.18 Insurance. Seller has provided to Buyer a list of all insurance policies and fidelity and surety bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Seller and true and complete copies of all such policies and bonds have been made available to Buyer and such policies and bonds are in full force and effect.


         SECTION III.19 Suppliers, Customers and Contractors. Schedule 3.19 lists, by dollar volume paid or revenues generated, as the case may be, for the month ended September 30, 1996, the 15 largest suppliers and the 25 largest customers, referral sources and third party payors of Seller. Except as otherwise disclosed to Buyer in Schedule 3.7 hereof with respect to the gamma globulin and growth hormone components of the Business, during the last six months (i) no supplier to the Business has refused to ship products or supplies to the Seller; and (ii) the Seller has not suffered the loss of any significant referral source or patient group.


         SECTION III.20 Compliance with Laws. (a) Seller is not in violation of any applicable order, judgment, injunction, award, decree or writ (collectively, "Orders"), or any applicable law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") affecting its property, affairs or business, where the effect of any such violation, individually or in the aggregate, would have a material adverse effect on the Condition of the Business, including any environmental law, rule or regulation. Seller has not made any illegal payment to officers or employees of any Governmental Body, or made any illegal payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other illegal reciprocal practice, or made any illegal payment or given any other illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by Seller.

                  (b) Without limiting the generality of the foregoing, Seller has been and is in compliance in all material respects with The False Statement Statute (18 U.S.C. ' 1001), The Criminal False Claims Statute (18 U.S.C. ' 287), The Civil False Claims Act (31 U.S.C. " 3729), The Medicare and Medicaid Civil Monetary Penalties Act (42 U.S.C. " 1320a-7a), The Medicare and Medicaid Criminal Penalties Act (42 U.S.C. ' 1320a-7b), The Stark Law (42 U.S.C. ' 1395nn), The Medicare and Medicaid Anti-Kickback law (42 U.S.C. ' 1320a-7b(b)) and all similar state statutes in all of the states in which Seller operates or provides services.

                  (c) Schedule 3.20 hereto lists the required cost reports and other submissions and filings (other than claims for payments) with respect to Medicaid and Medicare or other third party payments to Seller, and the last year for which such cost report or other submissions or filings or payments to Seller have been audited by any Governmental Body or other third party payor (and all disallowances and retroactive rate adjustments thereon settled, paid or otherwise recouped). All such cost reports and other submissions and filings were complete and accurate in all material respects, and were prepared in accordance with the requirements of the Medicaid program, the Medicare program or the other third party payors, as applicable.

                  (d) No third-party payor (including, without limitation, Medicare or Medicaid) has asserted any liability against Seller in respect of any period through the date hereof which has not been settled or paid; to the best knowledge of the Seller and Stockholder, there is no pending audit or any pending or threatened audit assessment or retroactive rate adjustment against Seller, for any period through the date hereof; and, if any such audit assessment or retroactive rate adjustment is so asserted, it will be promptly paid or otherwise satisfied by Seller and will have no material effect upon any of its rates, operations or financial performance.

                  (e) Schedule 3.20 hereto also contains a complete and correct list of all agreements, arrangements and other relationships of Seller currently in effect, or in effect at any time since January 1, 1995, with individuals and entities who refer or have referred to or otherwise generate or have generated business for Seller (including, without limitation, sales representatives and referring health care providers).

                  (f) Neither Seller nor Stockholder has any actual knowledge that any referring physician, chiropractor, podiatrist, dentist, nurse or other licensed health professional currently has, or has had at any time after January 1, 1995, an ownership interest in or otherwise have or had a financial relationship with Seller.

         SECTION III.21 Permits. Seller has all licenses, permits, orders or approvals of, and has made all required registrations with, any Governmental Body that are necessary to the conduct of the Business and participation in the Medicare or Medicaid programs (collectively, "Permits"), except for such Permits which, if not in the possession of Seller, would not have a materially adverse effect on the Condition of the Business. All Permits are listed on Schedule 3.21 and are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit.


         SECTION III.22 Finders; Fees. Except for Sanders Morris Mundy Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or the Stockholder who might be entitled to any fee or commission upon consummation of the Contemplated Transactions, and Seller and Stockholder agree to satisfy any obligations to them at Closing.


         SECTION III.23 Depositaries. Schedule 3.23 sets forth the name of each bank or similar entity in which Seller has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.


         SECTION III.24 Disclosure. Neither this Agreement, the Schedules hereto, the Financial Statements nor any other audited or unaudited financial statements, documents or certificates furnished or to be furnished to Buyer by or on behalf of Seller or the Stockholder pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There are no facts which would materially adversely affect the Condition of the Business which have not been set forth herein, or in any Schedule hereto, or in any certificate or statement furnished or to be furnished to Buyer by Seller or the Stockholder.


                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF BUYER AND TRANSWORLD

         Buyer and Transworld represent and warrant to Seller that:

         SECTION IV.1 Corporate Existence and Power Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION IV.2 Authority Relative to This Agreement. Buyer has full corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions have been duly and validly authorized and approved by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer (or any other person) are necessary to authorize the execution and delivery by Buyer of this Agreement or the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by the other parties hereto) constitutes the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such obligations and their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought (whether in law or at equity).


         SECTION IV.3 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and each other Transaction Document to which it is a party and the consummation by Buyer of the Contemplated Transactions will not (i) violate any provision of the Certificate of Incorporation or By-laws of Buyer; (ii) require Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other person, except for obtaining the consents listed on Schedule 3.9 and Schedule 4.3; (iii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, or otherwise cause the termination of or give any other contracting party to a contract the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, novation or otherwise) under any Contract to which Buyer is a party or by or to which it or any of its properties may be bound or subject, or result in the creation of any Lien upon the properties of Buyer; (iv) subject to obtaining the consents listed on Schedule 3.9 and 4.3, violate any Order of any Governmental Body against, or binding upon, Buyer or upon Buyer's securities, properties or business; (v) subject to obtaining the consents listed on Schedule 3.9 and 4.3, violate any Law of any Governmental Body; or (vi) violate or result in the revocation or suspension of any Permit.


         SECTION IV.4 Litigation. There are no Claims (whether or not the defense thereof or liability in respect thereof are covered by insurance) pending or threatened in writing against or involving Buyer which individually or in the aggregate would have a material adverse effect upon the business, properties, financial condition or results of operations of Buyer taken as a whole. No suit, action or proceeding before any court or any

Governmental Body has been commenced or is pending or, to the knowledge of Buyer, threatened against Buyer, which suit, action or proceeding seeks to restrain, prevent, change or delay in any material respect the Contemplated Transactions.


         SECTION IV.5 Finders; Fees. There is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Buyer who might be entitled to any fee or commission from Buyer upon consummation of the Contemplated Transactions.


         SECTION IV.6 Disclosure. Neither this Agreement, the Schedules hereto, nor any other audited or unaudited financial statements, documents or certificates furnished or to be furnished to Seller by or on behalf of Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.


                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

         SECTION V.1 Conduct of Business. (a) From the date hereof through the Closing Date, Seller agrees (and the Stockholder will cause Seller):

                      (i) To conduct its operations according to its ordinary and usual course of business consistent with past practice, to use reasonable efforts to preserve intact its present business operations and organization, to use reasonable efforts to keep available the services of its present officers and employees, and to use reasonable efforts to preserve its relationships with customers, suppliers, contractors and others having business dealings with it.

                      (ii) To maintain in the ordinary course of business consistent with past practice all their material structures, equipment and other Tangible Property in its present repair, order and condition, except for depletion, depreciation and ordinary wear and tear.

                      (iii) To keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it.

                      (iv) To perform all of its obligations under the Contracts.

                      (v) To maintain its books of account and records in the usual, regular and ordinary manner.

                           (vi)     To comply in all material respects with all
Laws applicable to it.

                           (vii)    To use its best good faith efforts, upon the
request of Buyer, to assist Buyer in obtaining the continued services of the Selected Employees.

                           (viii)   To take all reasonable steps to keep all
material Contracts in full force and effect.

                           (ix)     To conduct its marketing, promotional,
billing and collection practices consistent with past practices.

                           (x)      To not cause any increase or decrease in
rates charged for services or products, or in its purchasing practices, unless previously agreed to by Buyer in writing, and Seller shall give Buyer prompt written notice of any changes in any Medicare or Medicaid reimbursement rates.

                  (b) From the date hereof through the Closing Date, except with the prior written consent of Buyer, Seller agrees (and the Stockholder will cause Seller to):

                           (i)      Except with respect to transactions with
customers and suppliers in the ordinary course of business, not to incur any material Liability nor to enter into any Contract with a value in excess of $5,000.

                           (ii)     Not to undertake (nor permit to be
undertaken) any of the actions specified in Section 3.7 which are within the control of Seller.

                           (iii)    With respect to all employees, except as
provided or disclosed in Schedule 3.14 or 3.15, not to: (A) make, institute, agree to or change any bonus, profit sharing, pension, retirement, severance, termination, "parachute" or other similar arrangement or plan for employees; and
(B) otherwise than in accordance with past practices: (1) increase the compensation payable or to become payable to any employee, and (2) accrue any bonus, percentage of compensation or other like benefit to or for the credit of any employee.

                           (iv)     Not to authorize or make any capital
expenditures involving the payment or liability of $25,000 or more in the aggregate.

                  (c) From the date hereof through the Closing Date, the Stockholder agrees to use reasonable best efforts to cause the affairs of Seller to be conducted in such a manner so that the representations and warranties of the Stockholder and Seller contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.


         SECTION V.2 Corporate Examinations and Investigations. Prior to the Closing Date, Seller and Stockholder agree that Buyer shall be entitled, through its directors, officers, employees, attorneys, accountants, representatives, consultants and other agents (collectively, "Representatives"), to make such investigation of the properties, businesses and operations of Seller and Stockholder, and such examination of the books, records and financial condition of Seller and Stockholder, as Buyer reasonably deems necessary. Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon reasonable notice, and the Stockholder shall, and shall cause Seller to, cooperate fully therein. No investigation by Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller or the Stockholder contained in this Agreement. In order that Buyer may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably deem necessary of the affairs of Seller, Seller shall make available and the Stockholder shall cause Seller to make available to the Representatives of Buyer during such period, without however causing any unreasonable interruption in the operations of Seller, all such information and copies of such documents and records concerning the affairs of Seller as such Representatives may reasonably request, shall permit the Representatives of Buyer access to the properties of Seller and all parts thereof and to their respective customers, suppliers, contractors and others, and shall cause Seller and the Seller's Representatives to cooperate fully in connection with such review and examination.


         SECTION V.3 Additional Financial Statements. (a) Prior to Closing, if requested by Buyer, Seller shall provide Buyer with daily summaries of net revenues and cost of goods sold, in such form as Buyer may reasonably request. Within ten (10) Business Days after Closing, Seller shall furnish Buyer with a statement of net assets being sold and statement of income for the nine (9) month period ended September 30, 1996 on a basis consistent with those financial statements delivered pursuant to Section 3.6(a). If requested by Buyer, as soon as available and in any event within twenty (20) Business Days after the end of each monthly accounting period of Seller after September 30, 1996, Seller shall furnish Buyer unaudited financial statements for such period in such detail as such financial statements have been prepared consistent with past practice.

                  (b) If requested by Buyer in order to comply with its reporting requirements under the 1934 Act, as promptly as practicable (and in any event by no later than twenty (20) days after such request (or such later date as the Buyer and Seller shall agree upon) in the case of calendar years 1995, 1994 and 1993, Seller and the Stockholder shall cause the Seller's Accountants to conduct and complete an audit of the financial statements of the Seller and to issue certified financial statements with respect thereto for the year ended December 31, 1995, 1994 and 1993 (the "Subsequent Audited Financial Statements"). An accounting firm selected by Buyer shall have the right to review the work of the Seller's Accountants and to comment thereon. The Subsequent Audited Financial Statements shall be prepared in accordance with (i) GAAP and present fairly the financial position and results of operations of Seller as at and for the periods then ended; and (ii) Regulation S-X under the 1933 Act. The Subsequent Audited Financial Statements shall not vary in any material respect from the applicable unaudited Financial Statements delivered to Buyer pursuant to Section 3.6(a) hereof.


         SECTION V.4 Filings and Authorizations. (a) Concurrent with the execution of this Agreement, Seller shall file all required applications with all relevant Governmental Bodies and other parties in connection with the Required Consents and Seller shall thereafter prosecute such applications with all reasonable diligence in order to obtain the approval of such applications as expeditiously as practicable.

                  (b) The consummation of the Contemplated Transactions is expressly conditioned upon (i) the grant of Governmental Bodies' and other parties' consent in connection with the Required Consents, and (ii) the Governmental Bodies' and other parties' consents having become final orders or approvals, as the case may be, without any condition which would have a material adverse effect upon Buyer's ability to continue to operate the Business in the normal course, which grants and consents are no longer subject to administrative, judicial or other review.

                  (c) With respect to each Permit which may expire prior to the Closing Date and during the Transition Period, Seller shall (i) timely file with the appropriate Governmental Bodies applications for renewal of each such Permit (the "Applications"), (ii) deliver to Buyer true and complete copies of such Applications, (iii) diligently prosecute such Applications to conclusion, and
(iv) cooperate fully with all Governmental Bodies in the processing of such Applications.


         SECTION V.5 Efforts to Consummate. (a) Subject to the terms and conditions herein provided, each party hereto without payment or further consideration shall use its reasonable, good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the Contemplated Transactions, including, but not limited to, obtaining all consents, authorizations, orders and approvals of any third party, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing. Notwithstanding anything to the contrary contained in this

Agreement, Buyer shall not be required to undertake any measures which in the reasonable opinion of Buyer are extraordinary to obtain any such approvals or consents, including, without limitation, under no circumstances shall Buyer be required to (a) make any payments to any person or party from whom such consents or approvals are sought, as consideration therefor; or (b) except as Buyer may otherwise agree in writing (and Buyer shall have no obligation to so agree), accept any changes in the terms of the document or instrument for which a consent, approval or waiver is sought or (c) alter or modify its capital or debt structure or any term or provision contained in any agreement relating thereto.

                  (b) Whenever this Agreement requires Seller to take any action (or to use any effort to take such action) or refrain from taking any action, such requirement shall be deemed to include an undertaking on the part of the Stockholder to cause Seller to take or refrain from taking such action.


         SECTION V.6 Negotiations With Others. From and after the date hereof unless and until this Agreement shall have terminated in accordance with its terms, the Stockholder will not, and will not permit Seller or any officer, director, employee or other Representative of Seller to, directly or indirectly
(a) solicit, engage in discussions or engage in negotiations with any person (other than Buyer or any of its Affiliates) with respect to an Acquisition Proposal; (b) provide information to any person (other than Buyer or any of its Affiliates) in connection with an Acquisition Proposal; or (c) enter into any transaction with any person (other than Buyer or any of its Affiliates) with respect to an Acquisition Proposal. If the Stockholder, Seller or Representative receives any offer or proposal to enter into discussions or negotiations relating to any of the above, Seller or the Stockholder will immediately notify Buyer in writing as to the identity of the offeror or the party making any such proposal and the specific terms of such offer or proposal.


         SECTION V.7 Notices of Certain Events. Seller shall advise Buyer within three (3) Business Days (or one (1) Business Day in the case of any Selected Employee) of learning, after the date hereof, of any employee of Seller who intends to cancel or otherwise terminate his or her relationship with Seller. In addition, Seller and Buyer shall promptly notify the other of:

                  (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Contemplated Transactions;

                  (b) any notice or other communication from any Governmental Body in connection with the Contemplated Transactions; and

                  (c) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of any party contained in this Agreement.


         SECTION V.8 Public Announcements. Neither Seller, Stockholder nor Buyer shall make or issue, or cause to be made or issued, any announcement or statement (whether written or oral) concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other party. This provision shall not apply, however, to any announcement or statement required in the reasonable opinion of Buyer, Stockholder or Seller, to be made by law or the regulations of any federal or state governmental agency or any stock exchange.


         SECTION V.9 Confidentiality. (a) Buyer, on the one hand, and the Stockholder and Seller, on the other hand, each shall hold in strict confidence, and shall use its best efforts to cause all its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of law, all information concerning the Stockholder and Seller (in the case of Buyer) and Buyer (in the case of the Stockholder and Seller) which is created or obtained prior to, on or after the dates hereof in connection with the Contemplated Transactions, and Buyer and the Stockholder and Seller shall not use or disclose to others, or permit the use of or disclosure of, any such information created or obtained except to the extent that such information can be shown to have been (i) previously known by Buyer or the Stockholder or Seller as the case may be (ii) in the public domain through no fault of Buyer or the Stockholder or Seller, as the case may be, or any of their respective Representatives, and will not release or disclose such information to any other person, except its officers, directors, employees, Representatives, investors and lending institutions who need to know such information in connection with this Agreement.

                  (b) If the Contemplated Transactions are not consummated, such confidence shall be maintained for five (5) years except (i) as required by law or (b) to the extent such information comes into the public domain through no fault of Buyer or Seller or the Stockholder, as the case may be, or any of their respective Representatives. If the Contemplated Transactions are not consummated and if requested by Seller or Buyer, as the case may be, Buyer shall return to Seller all tangible evidence of such information regarding Seller and Seller shall return to Buyer all tangible evidence of such information regarding Buyer.


         SECTION V.10 Bulk Sales. Seller and Buyer each waives any requirement for compliance with the procedures of any applicable "bulk sales law", including, without limitation, the bulk transfer provisions of any applicable Uniform Commercial Code; provided, however, that Seller and the Stockholder shall jointly and severally indemnify Buyer from any liability arising therefrom.


         SECTION V.11 Use of Name. From and after the Closing, Seller shall, and the Stockholder shall cause Seller to, cease any use of the tradename "U.S. HomeCare Infusion Therapy Services," other than in connection with Seller's billing and collection activities with respect to the Existing A/R. From and after the Closing Date, Seller shall discontinue using and dispose of any assets in its possession including, without limitation, stationery, business cards and literature, bearing the tradename "U.S. HomeCare Infusion Therapy Services" or any derivation thereof. During the six (6) month period following the Closing Date, Buyer shall have the right to use, for transition purposes, the name U.S. HomeCare Infusion Therapy Services. Thereafter, Buyer shall have the right to use such name to the extent necessary to conduct joint marketing activities with Seller or Stockholder or in connection with any referrals made to Buyer by Seller or Stockholder. As of and after the Closing Date, the Seller and Stockholder shall promptly forward any inquiry or referral for infusion therapy services to Buyer indicating to such referrer or inquiring party that Buyer has purchased the Business and is providing service with respect thereto.


         SECTION V.12 Certain Expenses.

                  (a) Any and all sales, use, transfer and documentary taxes and recording and filing fees applicable to the transfer of the Purchased Assets to Buyer shall be borne equally by Buyer and Seller.

                  (b) Except as otherwise specifically provided herein, Buyer and Seller shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

                  (c) Whether or not the Contemplated Transaction is consummated, Buyer shall reimburse Seller, upon presentation of appropriate invoices therefor, for its reasonable auditing expenses incurred with respect to each year for which audited financial statements are required under Section 5.3 of this Agreement to be delivered by Seller to Buyer in connection with the Contemplated Transactions.


         SECTION V.13 Tax Matters. (a) After the Closing, Buyer and Seller will provide each other such assistance as may be reasonably requested by either of them in connection with the preparation of any Return, any audit or other examination by any Taxing Authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the other with, at all reasonable times, any work papers, records or other information which may be relevant to such return, audit or tax examination proceedings or determinations.

                  (b) Seller shall provide Buyer with a clearance certificate or similar document(s) that may be required by the taxing authority of any jurisdiction in order to relieve Buyer of any obligation to withhold or escrow any portion of the Purchase Price.

                  (c) Prior to Seller's filing of any Return for its Taxable Year ended December 31, 1996, Seller shall provide Buyer with a copy of such Return at least ten business days prior to the date on which Seller gives notice to Buyer that Seller will file such Return. Seller will prepare such Returns and compute the amount of their income and the Tax liability owed, if any, in accordance and consistent with the past custom and practice of Seller in filing its Returns.

                  (d) Seller shall timely pay all Taxes (including payments of estimated Taxes) that are shown as due and payable on Returns that are due (taking into account any valid extensions of time to file or any amounts contested in good faith for which adequate amounts have been reserved) in connection with the period ended December 31, 1996.


                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         SECTION VI.1 Conditions to the Obligations of Seller and Buyer. The obligations of Buyer and Seller to consummate the Contemplated Transactions by this Agreement are subject to the satisfaction of the following conditions:

                  (a) No Injunction. No provision of any applicable Law and no judgment, injunction, order or decree of any Governmental Body shall prohibit the consummation of the Contemplated Transactions including any provisions of the HSR Act.

                  (b) No Proceeding or Litigation. No suit, action or proceeding before any Governmental Body instituted by any person shall have been commenced or be pending or threatened against Seller, Buyer or the Stockholder or any of their respective Affiliates, associates, officers or directors, which suit, action or proceeding shall have a reasonable likelihood of success and which suit, action or proceeding seeks to restrain, prevent, change or delay in any material respect the Contemplated Transactions or seeks to challenge any of the terms or provisions of this Agreement or seeks material damages in connection with any of such transactions or seeks to restrain or prevent the ownership and operations by Buyer after the Closing Date of the assets and business of Seller.

                  (c) Consents. All Required Consents shall have been obtained in form and substance consistent with the provisions of this Agreement or as otherwise agreed to in writing by Buyer and shall have become effective, no longer subject to any statutory, administrative or judicial waiting, appeal, reconsideration or appeal periods, without any condition which is adverse to Buyer.


         SECTION VI.2 Conditions to the Obligations of Seller. All obligations of Seller hereunder are subject, at the option of Seller, to the fulfillment prior to or at the Closing of each of the following further conditions:

                  (a) Performance. Buyer shall have performed in all material respects with all of its agreements, obligations and covenants hereunder required to be performed by it at or prior to the Closing Date.

                  (b) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

                  (c) Purchase Price. Buyer shall have paid to Seller the Purchase Price (less the Deposit) by wire transfer of immediately available funds.

                  (d) Documentation. There shall have been delivered to Seller the following:

                      (i) One or more duly executed originals of the Assumption Agreement signed by Buyer, and such other instruments of assumption as are reasonably necessary or desirable to effect the assumption by Buyer of the Assumed Liabilities.

                      (ii) A certificate, dated the Closing Date, of the President or a Vice-President of Buyer and Transworld confirming the matters set forth in Section 6.2(a) and (b) hereof.

                      (iii) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Buyer and Transworld certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its Certificate of Incorporation and all amendments if any thereto as of the date thereof; (B) is a true and correct copy of its By-laws; (C) is a true copy of all corporate resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement, and each other document to be delivered by Buyer pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

                           (iv)     A signed opinion of Buyer's counsel, dated
the Closing Date and addressed to Seller, substantially in the form of opinion annexed as Schedule 6.2(d)(iv) hereto.

                  (e) Lender's Consent. The Seller's senior secured lenders shall have consented to the execution, delivery and performance of this Agreement and the Contemplated Transactions.

         SECTION VI.3 Conditions to the Obligations of Buyer. All obligations of Buyer hereunder are subject, at its option, to the fulfillment prior to or at the Closing of each of the following further conditions:

                  (a) Performance. Seller and the Stockholder shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

                  (b) Representations and Warranties. The representations and warranties of Seller and the Stockholder contained in this Agreement and in any certificate or other writing delivered by the Stockholder or Seller pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

                  (c) No Adverse Change. During the period from the date hereof to the Closing Date, there shall not have been (i) any material adverse change in the Condition of the Business; (ii) any damage to the Purchased Assets by fire, flood, casualty, act of God or other cause, which has a material adverse effect on the Purchased Assets or the Business; or (iii) any lawsuits, claims or proceedings filed, or to the knowledge of Seller or the Stockholder threatened, against or affecting Seller which, if adversely determined, is reasonably likely to have a material adverse effect on the Condition of the Business.

                  (d) Documentation. There shall have been delivered to Buyer the following:

                           (i)      one or more duly executed originals of the
Bill of Sale and such other instruments as are necessary or desirable to effect the transfers, conveyances and assignments to Buyer of the Purchased Assets, and to perform Seller's and Stockholder's obligations hereunder.

                           (ii)     A certificate dated the Closing Date, of the
President of Seller and Stockholder, confirming the matters set forth in Section 6.3(a) and (b) hereof.

                           (iii)    A certificate, dated the Closing Date, of
the Secretary or Assistant Secretary of Seller and Stockholder certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of the Certificate of Incorporation and By-laws (or comparable instruments) of Seller and Stockholder, and all amendments if any thereto as of the date thereof; (B) is a true copy of all corporate actions taken by it, including resolutions of its board of directors, authorizing the execution, delivery and performance of this Agreement, and each other document to be delivered by Seller and Stockholder pursuant hereto; and (C) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

                           (iv)     A signed opinion(s) of Seller's counsel,
dated the Closing Date, addressed to Buyer, substantially in the form of opinion annexed as Schedule 6.3(e)(iv) hereto.

                           (v)      Releases of all Liens on the Purchased
Assets, together with copies of UCC, tax and judgment searches with respect to Seller and the appropriate tax certificates evidencing the payment of all taxes owed by Seller, each dated as of a date within five (5) Business Days of the Closing Date.

                  (e) Lender's Consent. The Buyer's lenders shall have consented to the execution, delivery and performance of this Agreement and the Contemplated Transactions.

                  (f) Covenants Not to Compete. The Seller and the Stockholder shall have executed and delivered a Covenant Not to Compete in the form of Schedule 6.3(f) annexed hereto.

                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION VII.1 Survival of Representations and Warranties. Notwithstanding any right of Buyer or Seller fully to investigate the affairs of Buyer or Seller, and notwithstanding any knowledge of facts determined or determinable by Buyer or Seller pursuant to such investigation or right of investigation, Buyer and Seller have the right to rely fully upon the representations, warranties, covenants and agreements of Seller, the Stockholder and Buyer contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument or document delivered in connection with or pursuant to any of the foregoing. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of two (2) years after the Closing Date, except that (a) any representation, warranty, covenant or agreement contained in Sections 3.1 and 4.2 hereof shall survive the execution and delivery of this Agreement and the Closing hereunder without limitation, (b) any representation, warranty, covenant or agreement related to Taxes shall survive the execution and delivery of this Agreement and the Closing hereunder until the expiration of the applicable statute of limitations, (c) any non-compete agreement delivered pursuant hereto shall survive the Closing until the expiration of the duration of such covenant not to compete, and (d) any representation, warranty, covenant or agreement contained herein and any Liabilities of Seller with respect thereto relating to Medicare, Medicaid or third party payors shall survive until the later of the third anniversary of the Closing Date or the conclusion of any audit or review commenced within such three-year period.


         SECTION VII.2 Obligation of Seller to Indemnify. The Stockholder and Seller, jointly and severally, agree to indemnify, defend and hold harmless Buyer (and its directors, officers, employees, Affiliates, successors and assigns and Representatives) from and against all claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements (collectively, the "Losses")) based upon, arising out of or otherwise in respect of:

                  (a)      any inaccuracy in or any breach of any
representation, warranty, covenant or agreement of Seller or the Stockholder contained in this Agreement or in any Schedules, instrument or documents delivered pursuant to this Agreement;

                  (b) any obligation or liability arising in connection with the Business from or in respect of any event or circumstance occurring prior to the Closing Date;

                  (c) any and all Losses resulting from any adjustment to any accounts receivable or prior billings of Seller for the period from October 1, 1996 through Closing, other than those contained in allowances for doubtful accounts as set forth in the books and records of Seller as of the date hereof; and

                  (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.


         SECTION VII.3 Obligation of Buyer to Indemnify. Buyer agrees to perform and discharge all of the Assumed Liabilities and agrees to indemnify, defend and hold harmless Sellers and the Stockholder from and against any Losses based upon Buyer's failure to do so or arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any instrument or document delivered pursuant to this Agreement and any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.


         SECTION VII.4 Notice and Opportunity to Defend Third Party Claims. (a) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstance which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give written notice thereof (the "Claims Notice") to the party obligated to provide indemnification pursuant to Section 7.2 or 7.3 hereof (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                  (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee in writing of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense or compromise of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall cooperate with and make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.


         SECTION VII.5 Limits on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, Seller and the Stockholder shall not have an obligation to indemnify Buyer pursuant to Section 7.2 hereof with respect to any Losses unless and until Buyer shall have incurred Losses in an aggregate in excess of $50,000 (the "Stipulated Amount"), in which event Buyers shall be entitled to be indemnified by such parties for all of its Losses commencing at $1.00.


                                  ARTICLE VIII

                                   TERMINATION

         SECTION VIII.1 Termination. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

                  (a) By mutual written consent of Seller and the Stockholder, on the one hand, and Buyer on the other;

                  (b) By Seller and the Stockholder, if (i) there has been a material misrepresentation or breach of warranty on the part of Buyer in the representations and warranties contained herein or in any Schedule, document or instrument delivered in connection with or pursuant hereto and such material misrepresentation or breach of warranty, if curable, is not cured within 15 days of written notice thereof from Seller; (ii) Buyer has committed a material breach of any covenant or agreement imposed upon it hereunder and fails to cure such breach within 15 days of written notice thereof from Seller; or (iii) any condition to Seller's or the Stockholder's obligations hereunder becomes incapable of fulfillment through no fault of such parties and is not waived by such parties;

                  (c) By Buyer, if (i) there has been a material misrepresentation or breach of warranty on the part of Seller or the Stockholder in the representations and warranties contained herein or in any Schedule, document or instrument delivered in connection with or pursuant hereto and such material misrepresentation or breach of warranty, if curable, is not cured within 15 days of written notice thereof from Buyer to Seller; (ii) Seller or the Stockholder has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 15 days of written notice thereof from Buyer to Seller; or (iii) any condition to Buyer's obligations hereunder becomes incapable of fulfillment through no fault of Buyer and is not waived by Buyer;

                  (d) By Seller and the Stockholder on the one hand, or Buyer on the other, if the Closing shall not have occurred on or before October 31, 1996; provided that if the Closing has not occurred by such date because a Required Consent has not been obtained, such date shall be extended until the second Business Day following the date such Consent(s) have been obtained or denied; and provided further that no party may terminate this Agreement pursuant to this clause if such party's failure to fulfill any of its obligations under this Agreement is the reason that the Closing shall not have occurred on or before said date.


         SECTION VIII.2 Effect of Termination; Right to Proceed. In the event that this Agreement shall be terminated pursuant to Section 8.1, all further obligations of the parties under the Agreement shall terminate without further liability of any party hereunder except: (i) in the case of Buyer, to the extent provided in Article IX; (ii) (A) to the extent that Seller and/or Stockholder has made a material misrepresentation hereunder or committed a material breach of the covenants and agreements imposed upon it hereunder; or (B) to the extent that any condition to Buyer's obligations hereunder became incapable of fulfillment because of the breach by Seller and/or Stockholder of its obligations hereunder, in either of such event, Buyer shall have all of its rights and remedies at law or in equity. Notwithstanding the foregoing, the agreements contained in Sections 5.8 and 5.9 shall survive the termination hereof. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.

                                   ARTICLE IX

                               LIQUIDATED DAMAGES

         Notwithstanding anything to the contrary contained in this Agreement, if the Contemplated Transactions are not consummated because of a material default by Buyer of its obligations hereunder and provided Seller and Stockholder are not in material default of their obligations hereunder and Seller and Stockholder have terminated this Agreement pursuant to Section 8.1(b), then the Deposit shall be paid to Seller and Stockholder as liquidated damages and as Seller's and Stockholder's sole and exclusive remedy, it being agreed that the Deposit shall constitute full payment for any and all damages suffered by Seller and Stockholder by reason of Buyer's failure to close this Agreement. Buyer, Seller and Stockholder agree in advance that the Deposit is a fair and equitable amount to reimburse Seller and Stockholder for damages sustained due to Buyer's failure to consummate this Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION X.1 Notices. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand, telecopied or mailed (by overnight courier or registered or certified mail, postage prepaid) as follows:

                        (i)         if to Buyer, one copy to:

                                    Mr. Vincent J. Caruso
                                    Executive Vice President and Chief
                                       Administrative Officer
                                    Transworld Home HealthCare, Inc.
                                    75 Terminal Avenue
                                    Clark, New Jersey  07066
                                    Telecopier:  (908) 340-9170
                                   with a copy to:

                                   Leslie J. Levinson, Esq.
                                   Baer Marks & Upham LLP
                                   805 Third Avenue
                                   New York, New York  10022
                                   Telecopier:  (212) 702-5941

                           (ii)    if to Seller or the Stockholder, one copy to:

                                   Mr. Gerald J. Boisvert, Jr.
                                   U.S. HomeCare Corporation
                                   750 Main Street, 12th Floor
                                   Hartford, Connecticut

                                   with a copy to:

                                   Ellen B. Corenswet, Esq.
                                   Brobeck, Phleger & Harrison LLP
                                   1301 Avenue of the Americas
                                   New York, New York  10019
                                   Telecopier:  (212) 586-7878

                  (b) Each such notice or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 9.1(a) (with confirmation of transmission) or (ii) if given by any other means, when delivered at the address specified in Section 9.1(a). Any party by notice given in accordance with this Section 9.1 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder.


         SECTION X.2 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the other Transaction Documents executed in connection with the consummation of the Contemplated Transactions contain the entire agreement between the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.


         SECTION X.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in, this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.


         SECTION X.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.


         SECTION X.5 Consent to Jurisdiction and Service of Process. The parties hereto irrevocably: (a) agree that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of the State of New York or the courts of the United States located in New York County, New York,
(b) consent to the jurisdiction of each court in any such suit, action or proceeding, (c) waive any objection which they, or any of them, may have to the laying of venue of any such suit, action or proceeding in any of such courts, and (d) waive the right to a trial by jury in any such suit, action or other legal proceeding.


         SECTION X.6 Designated Buyer. It is understood and agreed between the parties that Buyer may cause one or more Affiliates, direct or indirect Subsidiaries or other entities designated by it (the "Designated Buyer") to carry out all or part of the Contemplated Transactions to be carried out by Buyer.


         SECTION X.7 Binding Effect; No Assignment. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. Except as otherwise provided in Section 10.6, this Agreement may not be assigned by a party without the express written consent of the others and any purported assignment, unless so consented to, shall be void and without effect. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement. Accordingly, no party that has not executed this Agreement shall have any right to enforce any of the provisions of this Agreement.


         SECTION X.8 Severability. If any provisions of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.


         SECTION X.9 Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                                         U.S. HomeCare Infusion Therapy
                                            Services Corporation of New Jersey



                                         By:____________________________________
                                              Name:
                                              Title:


                                         U.S. HomeCare Corporation



                                         By:____________________________________
                                              Name:
                                              Title:


                                         Transworld Acquisition Corp.



                                         By:____________________________________
                                              Name:
                                              Title:



                                         Transworld Home HealthCare, Inc.



                                         By:____________________________________
                                              Name:
                                              Title:

                                  Schedule 4.3

                                Buyer's Consents


                  1.       Consent of Transworld's senior lenders